EXHIBIT 4.3


THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE
      --------------
SECURITIES LAWS. NEITHER THIS WARRANT NOR SUCH SHARES MAY BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED IN ACCORDANCE WITH THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.

                                                            WARRANT NO.:
                                                                         ------
                                                  NO. OF SHARES:
                                                                ---------------

                               PERFORMANCE WARRANT
                                       TO
                                    PURCHASE
                                  COMMON STOCK
                                       OF
                                 PALADYNE CORP.

                     610 Crescent Executive Court, Suite 124
                            Lake Mary, Florida 32746

               Warrant to Purchase         Shares of Common Stock
                                   -------
                   (subject to adjustment as set forth herein)

                         Exercise Price $1.146 Per Share
                   (subject to adjustment as set forth herein)

             VOID AFTER 5:00 P.M., EASTERN TIME, ON FEBRUARY 1, 2006

     Paladyne Corp., a Delaware corporation (the "Company"), hereby certifies
                                                  -------
that, for value received, the person or entity named below (the "Holder"), is
                                                                 ------
entitled, subject to the terms and conditions set forth below, to purchase from the Company at any time during the period commencing upon vesting pursuant to
Section 1.03 of this Warrant and ending at 5:00 p.m., Eastern time, on February 1, 2006 (the "Exercise Period"), the number of shares (the "Shares") of the
              ---------------                               ------
Company's Common Stock, $.001 par value (the "Common Stock"), set forth below at
                                              ------------
an exercise price of $1.146 per Share (the "Exercise Price"):
                                            --------------

                    Name:
                              -----------------------------
                    Address:
                              -----------------------------

                              -----------------------------

                              -----------------------------

     The number of Shares purchasable upon exercise of this Warrant, the Exercise Price and the Exercise Period are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant and any
                 -------
Warrants issued in substitution for or replacement of this Warrant, or any Warrants into which this Warrant may be divided or exchanged.

     This Warrant may not be assigned, transferred, sold, offered for sale, or exercised by the Holder except upon compliance with all the provisions hereof. This Warrant is one of several warrants on similar terms which together entitled the holders thereof to purchase up to a total of no more than 500,000 shares of Common Stock, collectively with this Warrant (the "Performance Warrants"), which
                                                   --------------------
were issued pursuant to Section 3.1(a)(iii) of the Agreement and Plan of Merger, dated as of December 21, 2000, by and among the Company, E-Com Acquisition Corp., and e-commerce support centers, inc.

1.   EXERCISE OF WARRANT.
     -------------------

     1.01 Notice of Exercise. Subject to the other terms and conditions of this
          ------------------
Warrant, the purchase rights evidenced by this Warrant may be exercised in whole or in part at any time during the Exercise Period by the Holder's presentation and surrender of this Warrant to the Company at its principal office, accompanied by a duly executed Notice of Exercise, in the form attached to and by this reference incorporated in this Warrant as Exhibit A, and by payment of
                                                  ---------
the aggregate Exercise Price in certified funds, wire transfer or bank cashier's check payable to the order of the Company for the number of Shares specified in the Notice of Exercise. If at the time of exercise, the Shares to be acquired upon exercise are not subject to an effective registration statement under the Securities Act, the Holder agrees to make all necessary representations and warranties required by federal and state securities laws to fulfill the applicable exemptions from registration thereunder. In the event this Warrant is exercised in part only, as soon as is practicable after the presentation and surrender of this Warrant to the Company for exercise, the Company shall execute and deliver to the Holder a new Warrant, containing the same terms and conditions as this Warrant, evidencing the right of the Holder to purchase the number of Shares as to which this Warrant has not been exercised.

     1.02 Net Issue Exercise.
          ------------------

     (a) In lieu of exercising this Warrant for cash as provided above, the Holder may elect, in its sole discretion, to exercise all or part of this Warrant without paying cash and to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the Notice of Net Issuance attached to and by this reference incorporated in this Warrant as Exhibit B, in
                                                                  ---------
which event the Company shall issue to the Holder the number of shares of Shares computed using the following formula:

                      X =     Y x (A-B)
                              ---------
                                  A

Where:         X =  the number of Shares to be issued to the Holder.

               Y = the number of Shares to be purchased upon exercise of this Warrant.

               A =  the fair market value of one share of the Company's
                    Shares.

               B = Exercise price (as adjusted to the date of such calculations).

     (b) For purposes of this Section, the fair market value of the Company's Shares shall mean, with respect to each share of Shares:

          (1) if the Shares of the Company are listed on any national securities exchange, Nasdaq system or the OTC Bulletin Board(R), the average of the closing prices of the Shares, sold on the primary securities exchange on which the Shares are at the time listed, on the ten (10) trading days immediately prior to the day the Notice of Net Issuance to exercise is delivered to the Company;

          (2) if the Shares are not quoted on any national securities exchange, Nasdaq system or the OTC Bulletin Board(R), the average of the mean between the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by any similar successor organization, on the thirty (30) calendar days immediately prior to the day the Notice of Net Issuance to exercise is delivered; or

          (3) if there is no public market for the Shares, the average price paid in all sales of securities of the Company made within the twelve (12) months before the Notice of Net Issuance to exercise is delivered (excluding exercises of options and warrants), or, if no sales have been made by the Company during the preceding twelve (12) months, the price determined by the Company's Board of Directors acting in good faith.

     1.03 Holder of Record. As of the third business day after receipt by the
          ----------------
Company of this Warrant, the executed Notice of Exercise and the payment of the aggregate Exercise Price as described in Section 1.01 hereof, the Holder (or the person designated in the Notice of Exercise) shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing such Shares may not have been prepared or actually delivered to the Holder (or his designee).

     1.04 Vesting.
          -------

     (a) This Warrant shall vest as to       Shares (subject to adjustment as
                                       -----
provided herein) for each $20 million of net revenues of the Company exceeding $50 million for the twelve (12) month period ending February 1, 2002 or February 1, 2003 (each a "Measuring Period"), provided that the gross margin for the
                 ----------------
revenues reported in the applicable Measuring Period or Periods is at least eighty percent (80%).

     (b) The Chief Financial Officer of the Company, in consultation with the Audit Committee of the Board of Directors and/or the Company's then independent public accountants (the "Auditors"), shall calculate the net revenues and the
                         --------
gross margin for each Measuring Period and send a notice showing the number of Shares, if any, which have vested during the applicable Measurement Period and a copy of his calculation (the "Calculation Notice") to the Company and to the
                              ------------------
Holders of all the Performance Warrants, including the Holder hereof. If the Holder does not object to the calculation of the vesting within sixty (60) days (the "Objection Period") after his receipt of the Calculation Notice, the
      ----------------
calculation shall be final and binding upon the Holder. Upon the request of Holders of Performance Warrants for at least a majority of shares of Common Stock underlying the Performance Warrants, a representative thereof may during the Objection Period inspect the Company's financial books and records to verify the calculation in the Calculation Notice. If the Holder or another Holder of Performance Warrants timely notifies the Chief Financial Officer prior to the end of the Objection Period, specifying his objection to the calculation, the Auditors shall review the calculation and their determination shall be final and binding upon the Company. The Holder or other Holders of Performance Warrants who objected to the calculation shall bear the cost of the Auditors in reviewing the calculation, unless the Auditors make a change increasing the number of Shares to be vested, in which event the Company shall bear the cost of the Auditors' review.

     (c) Notwithstanding the vesting provision in this Section, this Warrant is
limited to                 shares of Common Stock, except as may be adjusted
           ---------------
pursuant to Section 3 hereof. In the event that no Shares become vested hereunder, this Warrant shall terminate upon the final determination for the second Measurement Period, notwithstanding the stated ending date of the Exercise Period.

2.   EXCHANGE, ASSIGNMENT OR LOSS OF WARRANT.
     ---------------------------------------

     2.01 Assignment. All sales, transfers or assignments of this Warrant must
          ----------
be in compliance with Section 7 hereof. Any assignments or transfer of this Warrant shall be made by the presentation and surrender of this Warrant to the Company at its principal office accompanied by a duly executed Assignment Form, in the form attached to and by this reference incorporated in this Warrant as Exhibit C. Upon the presentation and surrender of these items to the Company,
---------
the Company, at its sole expense, shall execute and deliver to the new Holder or Holders a new Warrant or Warrants, containing the same terms and conditions as this Warrant, in the name of the new Holder or Holders as named in the Assignment Form, and this Warrant shall at that time be cancelled.

     2.02 Exchangeable. This Warrant, alone or with other Performance Warrants
          ------------
owned by the same Holder, is exchangeable at the option of the Holder but at the Company's sole expense, at any time prior to its expiration either by its terms or by its exercise in full upon presentation and surrender to the Company at its principal office, for another Warrant or other Warrants, of different denominations but containing the same terms and conditions as this Warrant, entitling the Holder to purchase the same aggregate number of Shares that were purchasable pursuant to this Warrant or other Performance Warrants presented and surrendered. At the time of presentation and surrender by the Holder to the Company, the Holder also shall deliver to the Company a written notice, signed by the Holder, specifying the denominations in which new Warrants are to be issued to the Holder.

     2.03 Replacement. The Company will execute and deliver to the Holder a new
          -----------
Warrant containing the same terms and conditions as this Warrant upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, provided that (i) in the case of loss, theft or destruction, the Company receives from the Holder a reasonably satisfactory indemnification and bond, as determined by the Company's Board of Directors, and (ii) in the case of mutilation, the Holder presents and surrenders this Warrant to the Company for cancellation. Any new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company regardless of whether the Warrant that was lost, stolen, destroyed, or mutilated shall be enforceable by anyone at any time.

3.   ADJUSTMENTS OF EXERCISE PRICE AND SHARES PURCHASABLE.
     ----------------------------------------------------

     The Exercise Price and the number of Shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section.

     3.01 Subdivision.
          -----------

     (a) If the Company splits, subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares of Common Stock or declares a stock dividend payable in shares of its Common Stock , the Exercise Price in effect immediately prior to such event shall be proportionately reduced. Conversely, if the Company combines or reclassifies its outstanding shares of Common Stock into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall be proportionally increased. In case of a split, dividend subdivision, combination or reclassification described in this Paragraph (a), the adjustment of the Exercise Price shall be made as of the effective date of the applicable event. A distribution on shares of Common Stock or dividend (other than paid in cash) shall be considered a subdivision of shares of Common Stock for the purposes of this Section 3.01, except that the adjustment will be made as of the record date for such distribution. Such adjustment shall be made successively whenever any event listed in this Paragraph (a) shall occur.

     (b) Whenever any adjustment of an Exercise Price becomes effective pursuant to the terms of this Section 3, the number of Shares purchasable upon the exercise of this Warrant shall be simultaneously adjusted to the number determined by dividing (i) the product of the number of Shares purchasable upon the exercise of this Warrant prior to such adjustment multiplied by the applicable Exercise Price in effect prior to such adjustment by (ii) the applicable Exercise Price in effect after such adjustment.

     (c) All calculations under this Section 3.01 shall be made to the nearest cent or to the nearest share, as the case may be.

     (d) In the event that at any time, as a result of any adjustment made pursuant to paragraph (a) of this Section 3.01, the Holder thereafter shall become entitled to receive any shares of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Paragraphs (a) to (c), inclusive, of this Section 3.01.

     3.02 Reclassification.
          ----------------

     (a) In case of any capital reclassification or reorganization or any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary after which the Company is the continuing corporation and which does not result in any change of outstanding shares of Common Stock) or any sale, lease or conveyance to another corporation of the assets of the Company as an entirety or substantially as an entirety and the surviving entity is publicly traded, the Company, as a condition precedent to such transaction, shall cause effective provision to be made so that the Holder of this Warrant shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of securities and/or other property receivable upon such reclassification, reorganization, consolidation, merger, sale, lease or conveyance as if the Holder had exercised this Warrant in full immediately prior to such reclassification, reorganization, consolidation, merger, sale, lease or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant, including this Section.

     (b) In case upon such reclassification, reorganization, consolidation, merger, sale, lease or conveyance the surviving entity is not publicly traded, the Company agrees that a condition of such transaction will be that the Company shall mail to the Holder at the earliest applicable time (and, in any event not less than twenty (20) days before any record date for determining the persons entitled to receive the consideration payable in such transaction) written notice of such record date. Such notice shall also set forth facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price of and the kind and amount of the shares of stock and other securities and property deliverable upon exercise of this Warrant. However, if the Holder does not exercise this Warrant prior to the closing of such action, the Warrant shall thereafter be terminated and the Holder shall not be entitled to any of his previous rights herein.

     3.03 Adjustment. If, as a result of an adjustment made pursuant to Section
          ----------
3.02 hereof, the Holder shall become entitled to receive shares of two or more classes of capital stock of the Company or any other corporation or entity, the Board of Directors (or other governing body if there be no board of directors), whose determination shall be conclusive and shall be described in a statement sent to the Holder, shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock. In the event of any subsequent adjustments to the Exercise Price pursuant to Section 3.02 hereof, such adjustments shall be made separately to the portion of the Exercise Price so allocated to each of such classes of capital stock. The foregoing provisions of Section 3.02 hereof similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, leases or conveyances.

     3.04 Record Date. In any case in which this Section 3 shall require that an
          -----------
adjustment shall become effective immediately after a record date for an event, the Company may defer until the actual occurrence of such event (i) issuing to the Holder after such record date and before the occurrence of such event the additional Shares issuable upon any exercise of this Warrant by reason of the adjustment required by such event over and above the Shares issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Holder any amount of cash in lieu of a fractional Share, provided the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing the right of such Holder to receive such additional Shares or such cash upon the occurrence of the event requiring such adjustment.

     3.05 Form of Warrant. Subject to the provisions of Section 3.03 hereof, the
          ---------------
form of Warrant need not be changed because of any adjustment in the Exercise Price or of the number of Shares purchasable upon the exercise of this Warrant, and Warrants issued after any such adjustment may state the same Exercise Price and the same number of Shares purchasable upon exercise of this Warrant as are stated in this Warrant as if such adjustment had not occurred. However, upon request by the Holder, the Company shall issue to the Holder a substitute form of Warrant that reflects the adjustment.

4.   NOTICE TO HOLDERS.
     -----------------

     If, prior to the expiration of this Warrant either by its terms or by its exercise in full, any of the following shall occur:

     (i) the Company shall declare a stock dividend or authorize any other non-cash distribution on its Common Stock; or

     (ii) the Company shall authorize the granting to the stockholders of its Common Stock of rights to subscribe for or purchase any securities or any other similar rights; or

     (iii) any reclassification, reorganization or similar change of the Common Stock, or any consolidation or merger to which the Company is a party, or the sale, lease, or exchange of any significant portion of the assets of the Company; or

     (iv) the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

     (v) any purchase, retirement or redemption by the Company of its Common Stock to stockholders generally;

then, and in any such case, the Company shall deliver to the Holder written notice thereof at least twenty (20) days prior to the earliest applicable date specified below with respect to which notice is to be given, which notice shall state the following:

          (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the stockholders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined;

          (B) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or purchase, retirement or redemption is expected to become effective, and the date, if any, as of which the Company's stockholders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up, purchase, retirement or redemption; and

          (C) if any matters referred to in the foregoing clauses (A) and (B) are to be voted upon by stockholders of Common Stock, the date as of which those stockholders to be entitled to vote are to be determined.

5.   OFFICER'S CERTIFICATE.
     ---------------------

     Whenever the Exercise Price or the aggregate number of Shares purchasable pursuant to this Warrant shall be adjusted as required by the provisions of
Section 3 hereof, the Company shall promptly file with its Secretary at its principal office, an officer's certificate (the "Officer's Certificate") executed by the Company's President and Secretary or Assistant Secretary, describing the adjustment and setting forth, in reasonable detail, the facts requiring such adjustment and the basis for and calculation of such adjustment in accordance with the provisions of this Warrant. Each Officer's Certificate shall be mailed to the Holder of this Warrant and also be available to the Holder for inspection at all reasonable times. The Officer's Certificate described in this Section 5 shall be deemed to be conclusive as to the correctness of the adjustment reflected therein if, and only if, the Holder of this Warrant does not deliver written notice to the Company of an objection to the adjustment within twenty (20) days after the Officer's Certificate is delivered to the Holder of this Warrant. The Company will make such of its books and records available for inspection and copying during normal business hours by the Holder solely as to permit a determination as to the correctness of the adjustment. If written notice of an objection is delivered by the Holder to the Company and the parties cannot reconcile the dispute, the Holder and the Company shall submit the dispute to the Company's Auditors, whose determination shall be final and binding upon the Holder and the Company. Failure to prepare or provide the Officer's Certificate shall not modify the parties' rights hereunder.

6.   RESERVATION OF SHARES.
     ---------------------

     The Company hereby agrees that at all times prior to the exercise or expiration of this Warrant, it will have authorized and will reserve and keep available for issuance and delivery to the Holder that number of shares of its Common Stock or other shares of its capital stock that may be required from time to time for issuance and delivery upon the exercise of the then unexercised portion of this Warrant and all other Performance Warrants then outstanding and unexercised.

7.   REGISTRATION UNDER THE SECURITIES ACT OF 1933.
     ---------------------------------------------

     7.01 Registration Rights Agreement. The Holder shall have the rights to
          -----------------------------
include the Shares to be issued upon exercise of this Warrant in a registration statement to be filed under the Securities Act in accordance with the terms and provisions of a registration rights agreement (the "Registration Rights
                                                    -------------------
Agreement").
---------

     7.02 Compliance. This Warrant, the Shares, and all other securities issued
          ----------
or issuable upon exercise of this Warrant, may not be offered, sold or transferred in whole or in part, except in compliance with the Securities Act, and except in compliance with all applicable state securities statutes.

     7.03 Legend. In the event at the time of exercise of this Warrant, the
          ------
Shares are not included in an effective registration statement filed under the Securities Act, the Company may cause the following legend, or its equivalent, to be set forth on each certificate representing the Shares being issued upon such exercise, or any other security issued or issuable upon exercise of this
Warrant:

          "The securities represented by this Certificate have not been registered under the Securities Act of 1933 and are `restricted securities' as that term is defined in Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

8.   OTHER PROVISIONS RELATING TO RIGHTS OF THE HOLDER.
     -------------------------------------------------

     8.01 Rights of the Holder. The Holder shall not be entitled to any rights
          --------------------
as a stockholder in the Company by reason of this Warrant, either at law or equity, except as specifically provided for herein. The Company covenants, however, that for so long as this Warrant is at least partially unexercised, it will furnish the Holder with copies of all reports and communications furnished to the stockholders of the Company.

     8.02 Fractional Shares. No fractional Shares or scrip representing
          -----------------
fractional shares shall be issued upon the exercise of all or any part of this Warrant. With respect to any fraction of a Share called for upon any exercise of this Warrant, the Company shall pay to the Holder an amount in money equal to that fraction multiplied by the current market price of that Share.

     8.03 Shares to be Fully Paid. The Company covenants that all Shares that
          -----------------------
may be issued and delivered to the Holder upon the exercise of this Warrant and payment in full of the Exercise Price will, upon such delivery, be validly and duly issued, fully paid and nonassessable.

9.   NOTICES.
     -------

     All notices, certificates, requests, or other similar items provided for in this Warrant shall be in writing and shall be personally delivered or deposited in the United States mail, postage prepaid, addressed to the respective party as indicated in the portions of this Warrant preceding Section 1. All notices shall be deemed to be delivered upon personal delivery or upon the expiration of three
(3) business days following deposit in the United States mail, postage prepaid. The addresses of the parties may be changed by written notice delivered pursuant to this Section 9.

10.  MISCELLANEOUS PROVISIONS.
     ------------------------

     10.01 Binding. Subject to the terms and conditions contained herein, this
           -------
Warrant shall be binding on the Company and its successors and assigns, and shall inure to the benefit of the original Holder, his successors, assigns, heirs and administrators.

     10.02 Entire Agreement. This Warrant and the Exhibits hereto contain the
           ----------------
entire understanding between the Company and the Holder of this Warrant in respect of the subject matter herein, and supersede all prior agreements and understandings between the parties hereto with respect to the subject matter herein. This Warrant cannot be changed or terminated or any performance or condition waived in whole or in part except by an agreement in writing signed by the party against whom enforcement of the change, termination or waiver is sought.

     10.03 Applicable Law. This Warrant shall be governed by and construed in
           --------------
accordance with the laws of the State of Delaware.

     10.04 Legality. If any provision of this Warrant shall be held to be
           --------
invalid, illegal or unenforceable, such provision shall be severed, enforced to the extent possible, or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability shall not affect the remainder of this Warrant.

     10.05 Further Assurances. The Company agrees to execute such further
           ------------------
agreements, conveyances, certificates and other documents as may be reasonably requested by the Holder to effectuate the intent and provisions of this Warrant.

     10.06 Construction. The section headings used in this Warrant are for
           ------------
convenience only and shall not be taken or construed to define or limit any of the terms or provisions of this Warrant. Unless otherwise provided, or unless the context shall otherwise require, the use of the singular shall include the plural and the use of any gender shall include all genders.

Date:    February 1, 2001

                                        PALADYNE CORP.


                                        By: /s/ John D. Foster
                                           ------------------------------------
                                           John D. Foster, Chairman

                                    EXHIBIT A
                               NOTICE OF EXERCISE

(To be executed by a Holder desiring to exercise the right to purchase Shares pursuant to a Warrant.)

The undersigned Holder of the Warrant hereby:

     (a) Irrevocably elects to exercise the Warrant to the extent of
purchasing         Shares;
           -------

     (b) Makes payment in full of the aggregate Exercise Price for those
Shares in the amount of $            by wire transfer or the delivery of
                         -----------
certified funds or a bank cashier's check payable to the Company;

     (c) Requests that a certificate for such Shares be issued in the name of the undersigned, or, if the name and address of some other person is specified below, in the name of such other person:


               ------------------------------------------------------

               ------------------------------------------------------

               ------------------------------------------------------

               ------------------------------------------------------

               (Name, address and tax identification number of person other than the undersigned in whose name Shares are to be registered.)

     (d) Requests, if the number of Shares purchased are not all the Shares purchasable pursuant to the unexercised portion of the Warrant, that a new Warrant of like tenor for the remaining Shares purchasable pursuant to the Warrant be issued and delivered to the undersigned at the address stated below.

     In the event the Shares to be purchased are not included in an effective registration statement filed under the Securities Act, the Holder acknowledges and understands that:

     (i) The Shares has not been registered under the Securities Act, or any state securities laws or regulations in reliance upon exemptions of Section 4(2) of the Securities Act and Regulation D thereunder, and similar exemptions under state laws;

     (ii) The Holder will not sell or otherwise transfer the Shares unless they are registered or are exempt from registration under the Securities Act, such as by reason of Rule 144 thereunder which requires, among other things, a one (1) year holding period, and under any applicable state securities laws or regulations;

     (iii) The Holder is acquiring the Shares for his own account for investment purposes only, and not with a view to, or for, resale or distribution;

     (iv) The Holder is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act; and

     (v) the Holder has received and reviewed current public information about the Company.

                                        Dated:
                                              ---------------------------------


                                        ---------------------------------------
                                        Signature
                                        (This signature must conform in all
                                        respects to the name of the Holder as
                                        specified on the face of the Warrant.)


                                        ---------------------------------------
                                        Printed Name


                                        ---------------------------------------
                                        Social Security Number or Employer ID
                                        Number

                                        Address:
                                                -------------------------------

                                        ---------------------------------------

                                        Warrant No.:
                                                    ---------------------------

                                    EXHIBIT B
                             NOTICE OF NET ISSUANCE

To:
   ---------------------

     1. The undersigned hereby elects to purchase that number of shares of
Common Stock of Paladyne Corp. which equals         (  %) percent of the value
                                            -------  --
of the attached Warrant, determined in accordance with the terms of Section
                                                                            ----
of the attached Warrant permitting exercise without cash payment.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:


          -----------------------------------------------------------
          (Name)


          -----------------------------------------------------------
          (Address)

     3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.


                                        ---------------------------------------
                                        (Signature)


                                        ---------------------------------------
                                        (Date)

                                    EXHIBIT C
                                 ASSIGNMENT FORM

     FOR VALUE RECEIVED, the undersigned,                                 ,
                                          --------------------------------
hereby sells, assigns and transfers unto:

Name:
     ---------------------------------------
(Please type or print in block letters.)

Address:
        ------------------------------------

--------------------------------------------

--------------------------------------------
Social Security Number or Employer ID Number:

the right to purchase                shares (the "Shares") of Paladyne Corp.
                      --------------              ------
(the "Company") pursuant to the terms and conditions of the Warrant held by the
      -------
undersigned. The undersigned hereby authorizes and directs the Company (i) to issue and deliver to the above-named assignee at the above address a new Warrant pursuant to which the rights to purchase being assigned may be exercised, and
(ii) if there are rights to purchase Shares remaining pursuant to the undersigned's Warrant after the assignment contemplated herein, to issue and deliver to the undersigned at the address stated below a new Warrant evidencing the right to purchase the number of Shares remaining after issuance and delivery of the Warrant to the above-named assignee. Except for the number of Shares purchasable, the new Warrant to be issued and delivered by the Company is to contain the same terms and conditions as the undersigned's Warrant. This Assignment is subject to receipt by the Company of such investment representations by the assignee, as may be reasonably required under the Securities Act of 1933, as amended.

                                        Dated:
                                              ---------------------------------


                                        ---------------------------------------
                                        Signature
                                        (This signature must conform in all
                                        respects to the name of the Holder as
                                        specified on the face of the Warrant.)


                                        ---------------------------------------
                                        Printed Name

                                        Address:
                                                -------------------------------

                                        ---------------------------------------

                                        Warrant No.:
                                                     --------------------------

                                    EXHIBIT D
                          REGISTRATION RIGHTS AGREEMENT